UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2016

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Letter of Intent Agreement

Item 3.02 Unregistered Sales of Equity Securities

Enertopia (Optionee) has signed the Definitive Agreement on May 12, 2016 with the Vendor respecting the option to purchase a 100% interest in approximately 2,560 acres of placer mining claims in Churchill, Lander and Nye Counties Nevada, USA. These placer mining claims are subject to a 1.5% NSR from commercial production with the Company able to buy back the NSR at the rate of $500,000 per 0.5% NSR.

Purchase Price for the Claims

The consideration payable by Enertopia to the Optionor. pursuant to this Offer shall consist of:

(a)	paying $7,000 on signing the Offer; (paid)

(b)

paying $12,000 on signing of the definitive agreement (the “Agreement”) and issuing 3,500,000 common shares in the capital stock of Enertopia as soon as practicable following the execution of the Agreement, (paid)

(c)	paying an optional $12,000 on or before the six month anniversary of the definitive agreement (the “Agreement”),

(a)	paying an optional $22,500 on or before the one year anniversary of the definitive agreement (the “Agreement”),

(d)

issuing additional common shares in the capital of the Optionee, as constituted on the date hereof, to be issued to the Optionor pursuant to the discovery of a Lithium enriched brine with an average 300ppm Li over 100 foot vertical interval in the enriched lithium brine in the Central Nevada Brine Project. 1,000,000 Bonus Shares will be issued per each successful property discovery meeting the foregoing criteria up to a maximum 3,000,000 Bonus Shares.

NSR

There is a 1.5% Net Smelter Return (“NSR”) payable on all Placer mining claims from commercial production to be paid according to the terms and conditions as set forth in the Transaction Documents. The NSR can be re purchased for $500,000 per every 0.5% .

On May 12, 2016, an officer of the Company, Robert McAllister, exercised 240,000 stock options at $0.05 exercise price with net proceeds of $12,000.

The Company issued the units to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S. The Company issued the units one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Definitive Agreement dated May 12, 2016

99.1	Press Release dated May 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director